Exhibit 99.1

KonaRed Enters Into $12 Million Purchase Agreement with Lincoln Park Capital Fund, LLC

KALAHEO, HI, February 5, 2014 – KonaRed Corporation (OTCBB:KRED) (“KonaRed” or the “Company”), developers of the powerful coffee fruit wellness beverage which is sold in select Whole Foods, Safeway, Sprouts, 7-Eleven, and many other retail outlets throughout the U.S. and Canada, announced today that it has entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”), a Chicago-based institutional investor, whereby LPC committed to invest, at the Company’s sole option, up to $12 million of equity capital over the term of the Purchase Agreement.

“This access to capital from LPC increases our flexibility to increase product awareness with consumers via marketing and retail expansion, build inventory, pursue additional product development and formula creation, and continue to build the KonaRed brand” stated Shaun Roberts, President and CEO of KonaRed.

During the 30-month term of the Purchase Agreement the Company, at its sole discretion, has the right to sell to LPC up to $12 million of its common stock, in amounts as described in the Purchase Agreement and subject to certain conditions, which include the effectiveness of a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the sale of the shares that may be issued to LPC.  The Company controls the timing and amount of any future investment and LPC is obligated to make purchases, if and when the Company elects in accordance with the Purchase Agreement.

There are no upper limits to the price LPC may pay to purchase KonaRed common stock and the purchase price of the shares related to any future investments will be based on the prevailing market prices of the Company’s shares immediately preceding the notice of sale to LPC. LPC has agreed not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares of common stock.  In consideration for entering into the Purchase Agreement, the Company has issued shares of common stock to LPC as a commitment fee.  From the commencement date as set out in the Purchase Agreement, the Purchase Agreement may be terminated by the Company at any time, at its sole discretion, without any monetary cost.  It is the Company’s intention that the proceeds from this investment will be used to increase brand awareness among consumers and retailers via a variety of marketing and sales strategies and for working capital requirements.

A more detailed description of the Purchase Agreement will be set forth in the Company’s Current Report on Form 8-K to be filed with the SEC which the Company encourages be reviewed carefully.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction.

None of the securities issued in connection with the proposed investment have been registered under the United States Securities Act of 1933, as amended (the “Act”), or under the securities laws of any state in the United States, and were issued in reliance upon exemptions from registration under the Act. None of the securities may be offered or sold in the United States absent registration under the Act or pursuant to an available exemption from such registration requirements.

About KonaRed Corporation

KonaRed is in the business of bringing the health and wellness attributes of the coffee fruit to the masses. KonaRed has developed an innovative, state of the art, proprietary process that produces antioxidant-packed extracts and powders from the coffee fruit which are used in its antioxidant juices, organic green teas, and on-the-go packs, as well as ingredients which can be added to food, beverages, and nutritional products. The company is headquartered in Kalaheo, Hawaii, and its products are sold in select Whole Foods, Albertsons, Safeway, Sprouts, Walmart, 7-Eleven, and many other retail outlets throughout the US and Canada. For Investor Relations information about the company, contact IR@KonaRed.com. For Media Inquiries, contact PR@KonaRed.com.

About Lincoln Park Capital Fund, LLC

LPC is an institutional investor headquartered in Chicago, Illinois.   LPC’s experienced professionals manage a portfolio of investments in public and private entities.  These investments are in a wide range of companies and industries emphasizing life sciences, specialty financing, energy and technology.  LPC’s investments range from multiyear financial commitments to fund growth to special situation financings to long-term strategic capital offering companies certainty, flexibility and consistency.  For more information, visit www.lpcfunds.com.

Contact:

KonaRed Corporation Investor Relations
Email: IR@KonaRed.com
Website: www.KonaRed.com

Forward Looking Statements: Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. In particular, this release contains forward-looking statements relating to the registration of the shares that may be issued to LPC, KonaRed’s ability to sell any common stock to LPC and the intended use of proceeds from an investment from LPC, if any. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of KonaRed to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among other factors, the market price of KonaRed and SEC review of the proposed registration statement. KonaRed assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as “Risk Factors” in our filings with the SEC. There may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.  You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and, except as required by applicable laws, the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and the Company’s other disclosure documents filed from time-to-time with the SEC at www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com.